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                          [LETTERHEAD OF SHAW PITTMAN]

                                                                     EXHIBIT 5.1

July 14, 2000

webMethods, Inc.
3930 Pender Drive
Fairfax, VA 22030

Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

        We have furnished this opinion to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 13,668,947 shares of Common Stock, $.01 par value per share (the "Shares"), of webMethods Inc. a Delaware corporation (the "Company"), issuable pursuant to the Agreement and Plan of Merger by and among the Company, Wolf Acquisition, Inc., a Delaware corporation (the "Merger Subsidiary") and Active Software, Inc., a Delaware corporation ("Active Software"), dated as of May 20, 2000 (the "Merger Agreement").

        We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Fifth Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic or facsimile copies and the authenticity of the originals of such latter documents, and legal capacity of all natural persons who are signatories to such documents.

        We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

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July 14, 2000
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        We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute, reported judicial decisions interpreting such statute and applicable provisions of the Constitution of the State of Delaware, and the applicable federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of Delaware, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

        Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company have been duly authorized for issuance and the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used solely in connection with the issuance of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and certain reported judicial decisions, and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Joint Proxy Statement/Prospectus under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Commission.

                                                   Very truly yours,

                                                   /s/SHAW PITTMAN

                                                   Shaw Pittman
                                                   A Partnership Including
                                                   Professional Corporations